SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

TII NETWORK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State of Incorporation)

001-08048	66-0328885
(Commission File No.)	(IRS Employer Identification No.)

141 Rodeo Drive, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-5000
(Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement
Item 2.01                     Completion of Acquisition or Disposition of Assets

On May 19, 2010, Tii Network Technologies, Inc. (the “Company”) acquired all of the assets and assumed certain operating obligations, primarily accounts payable, of the Copper Products Division of Porta Systems Corp. (“Porta”) for cash of $8.2 million. The acquisition was paid for from the Company’s available cash on hand.

The acquisition was pursuant to an Asset Purchase Agreement, dated May 19, 2010, between the Company and Porta (the “Acquisition Agreement”).

Included as part of the assets acquired are subsidiaries of Porta in the United Kingdom and Mexico that were part of Porta’s Copper Products Division.  Concurrent with this acquisition, the Company sold, for $1.0 million in cash, a majority interest in the Mexican operations to its principal contract manufacturer, which will operate the Mexican manufacturing facility.  The Company is to be paid an additional $1.5 million from this contract manufacturer for raw materials at the Mexican facility as these materials are used in production.

To the best of the Company’s knowledge, there is no material relationship between Porta and the Company or any affiliate, director or officer of the Company or any associate of any director or officer of the Company.

The foregoing description of certain terms of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.  The representations and warranties contained in the Acquisition Agreement were made only for purposes of that agreement and were made as of specific dates, were solely for the benefit of the parties thereto and are subject to limitations agreed to between parties, including that they are qualified by disclosures between the parties.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2010, the Company’s Board of Directors revised the annual cash retainer paid to non-employee directors pursuant to Annual Cash Fee Policy for Non-Employee Directors: (a) to $15,000 from $10,000 (other than for the non-executive Chairman of the Board), (b) to $20,000 from $25,000 for the non-executive Chairman of the Board and (c) by eliminating the provision which permitted non-employee directors (including the non-executive Chairman of the Board) to elect to receive their annual retainer in shares of the Company’s Common Stock (valued at 117.5% of the amount of such cash) in lieu of cash, subject to potential forfeiture.

In lieu of the receipt of annual stock options under the Company’s 2003 Non-Employee Directors Stock Option Plan to purchase 10,000 shares of Common Stock for services as by director, additional stock options to purchase 5,000 shares of Common Stock for service on each committee upon which the non-employee director serves and 10,000 shares for each committee upon which the non-employee director serves as Chairperson that would have been granted on

May 20, 2010 pursuant to that plan, the Board granted each of the five non-employee directors of the Company a restricted stock award of 20,000 shares of Common Stock under the Company’s 2008 Equity Compensation Plan.

The restricted shares vest on the earliest of (i) the close of business on May 19, 2013, (ii) the 2013 annual meeting of stockholders of the Company at which directors are elected, (iii) a “Change in Control” (as defined) of the Company, (iv) the director’s death or (v) the Awardee’s cessation of service as a director of the Company by reason of disability, in each case provided the director remains continuously in service as a director until the applicable vesting event. Notwithstanding the foregoing, if the director’s service as a director terminates prior to the 2013 annual meeting of stockholders as a result of not being nominated for re-election as a director or not being re-elected as a director, the restricted shares vest at the rate of 1/36th of the number of restricted shares for each month of service as a director beginning on May 20, 2010.

If the director’s service as a director ceases for any reason on or prior to the vesting event, any (subject to pro ration if such cessation is as a result of the director not being re-nominated or re-elected as a director as described above) restricted shares that have not vested at such time will be automatically forfeited to the Company.  Until vested the director may not transfer the shares but shall be entitled to exercise voting rights, and (subject to the same restriction on vesting and forfeiture as the restricted shares with respect to which they were paid) receive dividends and other distributions, with respect to the restricted shares held by him.

The foregoing descriptions of the Company’s Directors’ Annual Cash Fee Policy and of the non-employees’ restricted stock awards does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s Directors’ Annual Cash Fee Policy and of the form of Restricted Stock Contract between the Company and each of Mark T. Bradshaw, Lawrence M. Fodrowski, James R. Grover, Jr., Charles H. House and Brian J. Kelley, the Company’s non-employee directors, copies of the Company’s Directors’ Annual Cash Fee Policy and form of Restricted Stock Contract are attached as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

Item 5.07                     Submission of Matters to a Vote of Security Holders

At the Company’s 2010 annual meeting of stockholders held on May 20, 2010, the Company’s stockholders:

a.	Elected the following to serve as Class I directors until the Company’s 2013 annual meeting of stockholders and until their respective successors are elected and qualified, by the following vote:

	For	Withheld	Broker Non-Votes
Mark T. Bradshaw	4,498,115	534,188	5,781,744
Brian J. Kelley	4,449,055	583,248	5,781,744

b.
Ratified the selection by the Company’s Board of Directors of Marcum as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010, by the following vote:

For	Withheld	Abstain
10,653,510	42,941	117,596

Item 7.01                     Regulation FD Disclosure

On May 19, 2010, the Company issued a press release announcing the transaction described in Items 1.01 and 2.01 above, a copy of which is attached as Exhibit 99.3 hereto.  The information therefrom is incorporated herein by reference, and is being furnished, and shall not be deemed "filed," for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability provisions of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                     Financial Statements and Exhibits

(a)           Financial statements of businesses acquired:

The financial statements of the Copper Products Division of Porta required to be filed under Item 9.01(a) of Form 8-K are not included in this Report, and will be filed by amendment within 71 calendar days after the date that this Report is required to be filed.

(b)           Pro forma financial information:

Any pro forma financial information required to be filed under Item 9.01(b) of Form 8-K is not included in this Report, and will be filed by amendment within 71 calendar days after the date that this Report is required to be filed.

(c)           Shell company transactions:

Not applicable.

(d)           Exhibits:

2.1	Asset Purchase Agreement, dated May 19, 2010, between the Company and Porta Systems Corp.

99.1	Non-Employee Directors’ Annual Cash Compensation Policy.

99.2	Form of Restricted Stock Contract for non-employee director awards granted on May 20, 2010.

99.3	The Company’s press release dated May 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TII NETWORK TECHNOLOGIES, INC

Date: May 25, 2010	By:	/s/ Jennifer E. Katsch
Jennifer E. Katsch,
Vice President-Finance,
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number                  Description

2.1	Asset Purchase Agreement, dated May 19, 2010, between the Company and Porta Systems Corp.

99.1	Non-Employee Directors’ Annual Cash Compensation Policy.

99.2	Form of Restricted Stock Contract for non-employee director awards granted on May 20, 2010.

99.3	The Company’s press release dated May 19, 2010.